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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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MAGNETEK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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10900 Wilshire Boulevard, Suite 850
Los Angeles, California 90024

September 29, 2003

Dear Shareholder:

        You are cordially invited to attend the Annual Meeting of Shareholders of Magnetek, Inc., which will be held on Wednesday, October 29, 2003 at 10:00 a.m., at Murdock Plaza, 10900 Wilshire Blvd., 17th Floor, Los Angeles, California.

        The matters on the agenda for the meeting are set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors urges you to vote FOR the items indicated in the Notice. In addition to the agenda items, there will be a report on operations and an opportunity for questions.

        We hope you can attend the meeting, but whether or not you attend, it is important that your shares are represented. We urge you to promptly sign, date and return the enclosed Proxy Card as soon as possible. If you decide to attend the meeting, you may vote your shares in person even if you previously mailed your Proxy Card. Your vote, regardless of the number of shares you own, is important.

        On behalf of Magnetek's management and Board of Directors, I want to thank you for your continued support and confidence in the Company. I look forward to personally meeting as many of you as possible at the meeting and hope you will attend.

                      Sincerely,

                      Andrew G. Galef
                      Chairman of the Board of Directors,
                      President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:	10:00 a.m., Wednesday, October 29, 2003
Place:	Murdock Plaza 10900 Wilshire Boulevard, 17th Floor Los Angeles, California 90024
Items of Business:	1) Election of the Board of Directors for the ensuing year to serve until the next Annual Meeting of Shareholders and thereafter until their respective successors are elected and have been qualified.
2) Other business as may properly come before the Annual Meeting.
Who May Vote:	Only shareholders of record at the close of business on September 5, 2003 are entitled to receive notice of and to vote at the Annual Meeting.
Annual Report:	A copy of Magnetek's Annual Report, including its report on Form 10-K (without exhibits), for the fiscal year ended June 30, 2003 is enclosed.

The Company's Annual Report on Form 10-K, which has been filed with the Securities Exchange Commission, can be accessed through direct links to the Securities Exchange Commission filings on the Company's website at www.magnetek.com. Upon request, Magnetek will, without charge, send its shareholders an additional copy of the Annual Report on Form 10-K (without exhibits) for fiscal year 2003. The request must be directed to the attention of the Corporate Secretary at the address of the Company set forth on the first page of this Proxy Statement.
Method of Voting:	Your vote is important. Please vote in one of the following ways:
	1)	Mark, sign, date and promptly return the enclosed Proxy Card in the postage-paid envelope (no additional postage is necessary if mailed in the United States); or
	2)	Vote in person at the Annual Meeting.

PROXY STATEMENT

Magnetek Inc.'s Board of Directors is soliciting the enclosed proxy to give all of the Company's shareholders of record an opportunity to vote on the matters set forth in the preceding Notice of Meeting at the 2003 Annual Meeting of Shareholders that will be held on Wednesday, October 29, 2003, at 10:00 a.m., at the Murdock Plaza, 10900 Wilshire Boulevard, 17th Floor, Los Angeles, California 90024. This Proxy Statement and the accompanying Proxy Card are being mailed to Magnetek's shareholders beginning September 29, 2003.

        Voting Information

Who Can Vote:    Only Magnetek's shareholders of record at the close of business on September 5, 2003 are entitled to vote. Shares can be voted at the Annual Meeting only if the shareholder is present or represented by a valid proxy. Voting rights are vested exclusively in holders of Magnetek's common stock, par value $.01 per share. As of the close of business on September 5, 2003, there were 23,541,147 shares of common stock outstanding. Each share of common stock outstanding on September 5, 2003 is entitled to one vote on all matters that properly come before the Annual Meeting.

Ways To Vote:    Shareholders may vote by proxy or in person at the Annual Meeting. To vote by proxy, simply mark the enclosed Proxy Card, date and sign it and return it in the postage-paid envelope provided. Doing so authorizes the individuals named on the Proxy Card (referred to as the proxy holders) to vote the shares represented by the Proxy Card according to the instructions noted on the Proxy Card. Shareholders may elect to view future Proxy Statements and Annual Reports on the Internet by checking the appropriate box on the Proxy Card.

Proxy Cards that are signed and returned without instruction as to how the shares represented by the Proxy Card should be voted will be voted by the proxy holders in favor of the election of all the director nominees. The proxy holders will vote at their discretion on any other matter that may properly come before the Annual Meeting.

Revocation of Proxy.    You may revoke a Proxy Card that you have signed and returned by (a) signing another Proxy Card with a later date and returning it prior to the Annual Meeting, or (b) attending the Annual Meeting in person to vote in person.

Costs of Solicitation.    Magnetek will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies. Magnetek has retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $7,000, plus reasonable out-of-pocket expense. In addition to solicitation of proxies by use of the mail, D.F. King & Co., Inc. and directors, officers and employees of Magnetek may, without additional compensation, solicit proxies personally, by telephone or by other appropriate means. Magnetek will request banks, brokerage firms and other custodians, nominees or fiduciaries holding shares of Magnetek's common stock for others to send proxy materials and Annual Reports to, and to obtain proxies from, their principals, and Magnetek will reimburse them for reasonable expenses incurred in doing so.

Quorum and Counting of Votes.    The presence of a majority of the outstanding shares of Magnetek's common stock, either represented in person or by proxy at the Annual Meeting, is required to constitute a quorum necessary to conduct business at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor of the Board's recommendations or withheld. Votes withheld will be excluded entirely from the vote and will have no effect on the election of directors. Abstentions may be specified on any proposal other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Abstentions will have the effect of a negative vote. Under Delaware law, broker non-votes are not counted for purposes of determining the votes cast on a proposal. A broker non-vote occurs when a shareholder's shares are held in "street" form through a broker or similar market intermediary rather than in the shareholder's own name. In this situation, the broker or other intermediary may vote the shares on some routine matters, including the election of directors, but may not vote the shares on non-routine matters if it does not have the beneficial shareholder's authorization to do so. To Magnetek's knowledge, no matters other than those described in this Proxy Statement will be presented at the Annual Meeting.

Company Proposal.    The following proposal will be submitted for a vote of the shareholders at the Annual Meeting.

Election of Directors.    The Nominating and Corporate Governance Committee of the Board of Directors has nominated, and the Board of Directors recommends for election, the following six persons. Each nominee currently serves as a director of Magnetek. If elected, each director will serve until the next annual meeting of shareholders or until his successor is elected and has been qualified:

Andrew G. Galef
Thomas G. Boren
Dewain K. Cross
Paul J. Kofmehl
Mitchell I. Quain
Robert E. Wycoff

If signed and returned to us, the enclosed Proxy Card will be voted in favor of the persons nominated unless you indicate on the Proxy Card that your votes are to be "withheld" with respect to the election of one or more of the director nominees. If any of the nominees is unable or declines to serve as a director of Magnetek, the discretionary authority granted by the Proxy Card will be exercised to vote for a substitute or substitutes to be nominated by the Nominating and Corporate Governance Committee and recommended by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. Shares may not be voted cumulatively for election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

The Board Of Directors Unanimously Recommends that Shareholders vote "FOR" each of the nominees named above.

Shareholder Proposals.    No shareholder proposal has been submitted for consideration at the Annual Meeting. If any shareholder proposal is submitted to the Corporate Secretary for consideration at the Annual Meeting after the date of mailing of this Proxy Statement, and Magnetek did not have notice of such proposal before August 11, 2003, the proxy holders may use the discretionary authority granted in the proxies received by them to vote on such proposal in such manner as the Board of Directors may deem appropriate.

Submission of Shareholder Proposals for 2004 Annual Meeting.    Magnetek's Board of Directors and management anticipate that next year's annual meeting of shareholders will take place on October 28, 2004. Any shareholder satisfying the SEC's requirements and wishing to submit a proposal to be included in the proxy statement for the 2004 annual meeting should submit the proposal in writing to the Corporate Secretary of Magnetek at the address of the Company set forth on the first page of this Proxy Statement. The proposal must be received by May 27, 2004, to be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2004 annual meeting.

Any shareholder proposal submitted for consideration at the 2004 annual meeting, but not submitted for inclusion in the Company's proxy statement for that meeting pursuant to the above paragraph, including nominations of candidates to serve as directors, will not be considered filed on a timely basis with the Company unless written notice of such proposal is received by Magnetek's Corporate Secretary on or before August 10, 2004. For any such proposal that is not so timely filed, Magnetek retains discretion to vote proxies that it receives. For proposals that are timely filed, Magnetek retains discretion to vote proxies that it receives, provided that (1) Magnetek includes in its Proxy Statement for the 2004 annual meeting advice on the nature of the proposal and how Magnetek intends to exercise its voting discretion, and (2) the proponent of such proposal does not issue a separate proxy statement in respect of that proposal.

Other Matters.    Magnetek does not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the shareholders at the Annual Meeting; however, if any other business properly comes before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the proxy holders or their substitutes.

Representatives of Ernst & Young LLP, the Company's independent accountants, will be present at the Annual Meeting and will have an opportunity at that time to make a statement to Magnetek's shareholders and respond to questions.

THE BOARD OF DIRECTORS

        The Board of Directors of Magnetek consists of six members who serve until the next annual meeting of shareholders of the Company or until their successors are duly elected and qualified. The Board has determined that all of the directors, except Mr. Galef who serves as the President and Chief Executive Officer of Magnetek, are independent, as that term is defined under the New York Stock Exchange listing standards and as that term is defined by the Securities and Exchange Commission (SEC) under the Securities and Exchange Act of 1934. Mr. Galef does not receive any form of compensation for his services as a director and does not serve on any of the Board's committees.

        The following individuals currently serve on the Board of Directors. Each of them has been nominated by Magnetek's Nominating and Corporate Governance Committee for reelection at the Annual Meeting.

Andrew G. Galef
Andrew G. Galef (70), Chairman, President and Chief Executive Officer. Andrew Galef has served as Chairman of the Board since 1984 and as President and Chief Executive Officer since May 1999. Mr. Galef previously served as Chief Executive Officer of Magnetek from September 1993 until June 1996. He has been President of The Spectrum Group, Inc., a private investment and management firm, since its incorporation in California in 1978 and has served as Chairman and Chief Executive Officer of the Spectrum Group since 1987. Prior to the formation of the Spectrum Group, Mr. Galef provided professional management services to companies with operating and financial problems.

Thomas G. Boren
Thomas G. Boren (54), Chair, Nominating and Governance Committee, Member, Compensation Committee. Thomas Boren has been a Director since 1997, serving as Chairman and as a member of various Board Committees during that time. Mr. Boren has held executive positions in the energy products and services sector since 1980, most recently as Executive Vice President of PG&E Corporation, and as President and Chief Executive Officer of PG&E's National Energy Group from August 1999 until December 2002. Prior to joining PG&E Corporation, Mr. Boren was an Executive Vice President with Southern Company and served as President and CEO of Southern Energy Inc., Southern Company's worldwide power plant, energy trading, and energy services business.

Dewain K. Cross
Dewain K. Cross (66), Chair, Audit Committee, Member, Nominating and Governance Committee. Dewain Cross has been a Director since 1994, serving as Chairman of the Audit Committee since January 1995 and as a member of various other Committees since joining the Board. Mr. Cross served Cooper Industries, Inc., a diversified, worldwide manufacturer of electrical tools and products, in various financial capacities from 1966 until his retirement in 1995, including as Senior Vice President of Finance from 1980 until 1995, Vice President, Finance from 1972 to 1980 and as Director of Accounting and Taxation and Assistant Controller and Treasurer prior to that. Mr. Cross is currently a director of Circor International, Inc., a fluid control valve manufacturer, and a director of Register.com, Inc., an internet domain name registration service. The Board of Directors has determined that Mr. Cross qualifies as an audit committee financial expert, as defined by the Securities and Exchange Commission.

Paul J. Kofmehl
Paul J Kofmehl (75), Member, Nominating and Corporate Governance, Pension and Audit Committees. Paul Kofmehl has been a Director since 1990, serving as Chairman and as a member of various Board Committees during that time. Mr. Kofmehl is a former Partner with the Franklin Health Group, which he joined in 1991 and where he continued to work following Franklin's 1995 merger with Corning, Inc. until February 1997 when Franklin was acquired by a private investment group. He currently serves as advisor to the President and Chief Executive Officer of Franklin. From 1955 until his retirement in 1988, Mr. Kofmehl held various positions with International Business Machines Corp., most recently serving as Vice President and Group Executive, Americas Group, and as a member of the IBM Corporate Management Board. During his career at IBM, Mr. Kofmehl had executive responsibilities for various international sectors, including Europe, Canada, Latin America, the Middle East and Africa.

Mitchell I. Quain
Mitchell I. Quain (51), Chair Pension Committee, Member, Audit Committee. Mitchell I. Quain has been a Director since 2000, serving as Chairman and a member of various Committees during that time. Mr. Quain is a Principal of CharterHouse Group International, Inc., a privately owned investment firm. From 1997 to 2001, he served as Vice Chairman of Investment Banking at ABN AMRO, a global full service wholesale and retail bank. Prior to that, he served as the Global Head of the Industrial Manufacturing and Technologies Group at ING Barings LLC from 1997 until the acquisition of its banking business by ABN AMRO in 2001. From early 1997 until its acquisition by ING Barings later that year, Mr. Quain was an Executive Vice President and member of the Board of Directors and of the Management Committee of Furman Selz, an international financial services and investment banking firm. Prior to joining Furman Selz, Mr. Quain was a partner with Wertheim & Company, Inc., an investor relations and communications company. Mr. Quain serves as Chairman of the Board of Register.com, Inc., an internet domain name registration service, and as a director of Strategic Distribution Inc., a provider of on-site supply chain management services, Titan International, Inc., a manufacturer of civilian and military tires and wheels, and Sunsource, Inc., an industrial distributor.

Robert E. Wycoff
Robert E. Wycoff (73), Interim Chair, Compensation Committee, Member, Pension Committee. Robert E. Wycoff has served as a Director since 1996, and has been a member and served as Chairman of various Committees during that time. Mr. Wycoff was the President and Chief Operating Officer of Atlantic Richfield Company (ARCO) from January 1986 until his retirement in June 1993. He also served on the Boards of ARCO, ARCO Alaska, Inc., and the ARCO Foundation, Inc. In addition, he served as Chairman of the Board and as a director of Lyondell Petrochemical Company. Following his retirement from these positions in 1993, he became President Emeritus of ARCO.

BOARD MEETINGS

        During fiscal year 2003(1), the Board of Directors met in regular or special session five times. The number of meetings reported includes telephonic meetings, but does not include actions taken by unanimous written consent. Each Director attended at least 75% of the Board meetings during fiscal 2003.

(1)
The Company uses a 52-53 week fiscal year that ends on the Sunday nearest June 30. In this Proxy Statement, a calendar year-based reference to a particular fiscal year means the fiscal year that ended within such referenced calendar year. For example, "fiscal year 2003" means the year that ended on June 29, 2003. All periods are presented as if the fiscal year ended on June 30. Fiscal years 2003, 2002 and 2001 each contained 52 weeks.

STANDING COMMITTEES OF THE BOARD

Audit Committee.    The Board has established a separately designated standing Audit Committee that operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A to this Proxy Statement. Dewain Cross is Chairman of the Audit Committee and is the Committee's financial expert, as determined by the Board in accordance with the requirements of the Securities and Exchange Commission. Mitchell Quain, Paul Kofmehl and Frederick Lawrence were the other members of the Audit Committee during fiscal 2003. Mr. Kofmehl replaced Mr. Lawrence as an interim Audit Committee member in June 2003 following Mr. Lawrence's resignation on June 11, 2003 from the Board of Directors and its committees on which he served. The Audit Committee assists the Board of Directors in overseeing Magnetek's financial reporting process and monitoring the quality and integrity of its financial reports and system of internal controls. The Audit Committee also has direct responsibility for the selection, appointment and oversight of the Company's outside auditors. During fiscal 2003, the Audit Committee met seven times, and all of its members in office at the time of such meetings participated in at least 75% of the meetings.

Compensation Committee.    The Board has established a separately designated standing Compensation Committee. Frederick Lawrence served as Chairman of the Compensation Committee during fiscal 2003 until his resignation in June 2003 from the Board and its committees on which he served. Thomas Boren and Robert Wycoff served as the other members of the Compensation Committee during fiscal 2003. Following Mr. Lawrence's resignation, Mr. Wycoff agreed to serve as interim Chairman of the Committee until a new Chairman was designated. There were no meetings of the Compensation Committee during fiscal 2003 after the date of Mr. Lawrence's resignation. The Compensation Committee evaluates the performance of the Chief Executive Officer and other Company executives, establishes compensation strategy for the Company and reviews and approves the compensation of the Chief Executive Officer and other officers of the Company. The Compensation Committee generally approves stock option grants to executives and key employees under Magnetek's stock option plans, incentive compensation plans and equity-based and long-term incentive plans. The Committee also reviews Company contributions to its retirement plans. The Compensation Committee met five times during fiscal 2003, and all of its members participated in at least 75% of the meetings.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is a separately designated, standing Committee of the Board. Thomas Boren served as Chairman of the Committee during fiscal 2003 and Dewain Cross and Paul Kofmehl were the other members of the Committee. The Nominating and Corporate Governance Committee establishes the qualifications required for election to the Board of Directors, considers and recommends nominees for membership on the Board and its committees and reviews annually the performance of the Board, its committees and of each director standing for reelection to the Board, as well as their independence. The Committee will also consider nominations from shareholders, provided such nominations are submitted in writing to Magnetek's Corporate Secretary at the Company's corporate head office and are received on or before the designated date for submission of nominees for consideration, as set forth in this Proxy

Statement. In addition to the foregoing responsibilities, the Committee evaluates and makes recommendations regarding director compensation and benefits, and periodically reviews each director's stock ownership position to determine whether the recommended level of ownership by individual directors is being achieved. The Committee also periodically reviews Magnetek's corporate governance guidelines, monitors management's compliance with the guidelines, and oversees the adequacy of Magnetek's management succession plan. During fiscal 2003, the Nominating and Governance Committee met four times, and all of its members participated in at least 75% of the meetings.

Pension Committee.    In fiscal 2003, the Pension Committee was a separately designated standing committee of the Board, established to designate and review investment policies and guidelines for Magnetek's qualified pension plan, review investment results and performance of the pension plan, review the accounting impact and costs related to the retirement plans, and reviews plan design, amendments and other issues related to the plans. Mitchell Quain was the Chairman of the Pension Committee and Paul Kofmehl and Robert Wycoff were the other members of the Committee. During the fourth quarter of fiscal 2003, the Board resolved to outsource investment management of the Pension Plan assets to SEI Private Trust Company, which will report directly to the full Board. The Board further resolved that the Pension Committee should be dissolved and its obligation to oversee the management and performance of the plan's assets should be undertaken by the full Board. During fiscal 2003, the Committee met three times, and all of its members participated in at least 75% of the meetings.

REPORT OF THE AUDIT COMMITTEE

        The following report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing that we make under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report.

        In accordance with its written Charter adopted by the Board of Directors and attached hereto, the Audit Committee assists the Board in fulfilling its responsibility for oversight of Magnetek's financial reporting process, including the quality and integrity of the financial reports and system of internal controls, and provides guidance to the Company's management in matters regarding ethical considerations and business conduct. Senior management of the Company has primary responsibility for the systems of internal controls and the overall financial reporting process, and the Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee relies, without independent verification, on the information provided to it and on the representations of management and the independent accountants.

        During fiscal year 2003, the Audit Committee met and held discussions with Magnetek's Chief Financial Officer, Controller and Treasurer, other members of management, representatives of Ernst & Young LLP (the Company's independent accountants) and the internal auditors, regarding current audit activities and the plans for and results of internal audits. The Audit Committee reviewed and discussed with management and the independent accountants the audited financial statements for the 2003 fiscal year, and both management and the independent accountants represented to the Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as may be modified or supplemented from time to time, and otherwise as currently in effect. The Audit Committee received from the independent accountants the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented from time to time, and has discussed with them their independence from the Company and its management.

        Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board that the audited financial statements be included in Magnetek's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the SEC.

Dewain K. Cross (Chairman)
Paul J. Kofmehl
Mitchell I. Quain

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Ernst & Young LLP to continue as the independent accounting firm to examine and audit Magnetek's accounts and financial records for fiscal year 2004. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement to the Shareholders if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the annual financial statements for the fiscal year ended June 30, 2003 and for the review of the financial statements included in the quarterly reports on Form 10-Q for that fiscal year were $401,100. The aggregate fees and expenses billed for those services during fiscal year 2002 were $299,200.

Audit-Related Fees

        During the year ended June 30, 2003, the aggregate fees and expenses billed by Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of the Company's financial statements that are not reported above were $45,200. The services in respect of which these fees were charged entailed the audit of the Company's benefit plans. The aggregate fees and expenses billed for audit related services during fiscal 2002 were $70,500 and also related to the audit of Company benefit plans.

Financial Information Systems Design and Implementation Fees

        During the year ended June 30, 2003, Ernst & Young LLP did not provide Magnetek with any services related to financial information systems design and implementation.

Tax Fees

        The aggregate fees billed by Ernst & Young LLP during the year ended June 30, 2003 for professional services related to tax compliance, tax advice and tax planning were $74,800. The services in respect of which these fees were charged primarily entailed review and advice on foreign tax matters and certain limited advice on domestic tax matters. The aggregate fees and expenses billed for the tax related services during fiscal 2002 were $69,000 and also related to review and advice on similar foreign and domestic tax matters.

All Other Fees

        The aggregate fees and expenses billed by Ernst & Young LLP for other services during the year ended June 30, 2003 were $16,600. For fiscal year ended June 30, 2002, the aggregate fees and expenses for other services were $8,000. These fees related primarily to collection services on past due foreign accounts.

Independence of Outside Accountants

        The Audit Committee has determined to take additional measures on an annual basis to meet its responsibility to oversee the work of the Company's independent accountant and to assure the independent accountant's independence from the Company, such as reviewing a formal written statement from the independent accountant delineating all relationships between it and the Company, consistent with Independence Standards Board Standard No. 1, and will discuss with the independent accountant whether any non-audit services approved pursuant to the pre-approval procedure outlined below are compatible with maintaining its independence.

        The Audit Committee has considered whether the provision by Ernst & Young LLP of the non-audit services referred to above is compatible with maintaining the independence of Ernst & Young LLP and has concluded that it is.

Pre-Approval Policies

        In July 2003, the Audit Committee adopted pre-approval policies and procedures for certain audit and non-audit services to be performed by Magnetek's independent accountant. The policies and procedures adopted by the Audit Committee combine the two approaches established by the SEC for pre-approving audit and non-audit services: (1) providing for pre-approval without consideration of specific case-by-case services, and (2) requiring explicit consideration and pre-approval of all other services to be provided by the independent accountant and of any services exceeding pre-approved budgets. For both general and specific pre approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence. The Audit Committee will annually review and pre-approve the services that may be generally pre-approved and provided by the independent auditor without obtaining specific pre-approval from the Audit Committee, and will adjust the list of generally pre-approved services from time to time in accordance with, among other things, SEC rules and regulations.

        All requests or applications for services to be provided by the Company's independent accountant that do not require specific approval by the Audit Committee will be submitted to the Company's Controller and must include a detailed description of the services to be rendered. The Controller will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor.

        Requests or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent accountant and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC's rules on auditor independence.

        The Audit Committee has designated Magnetek's internal auditor to monitor the performance of all services provided by the independent accountant and to determine whether such services are in compliance with this policy. The Company's internal auditor will report to the Audit Committee on a periodic basis on the results of its monitoring. Both the internal auditor and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to their attention. The Audit Committee will also review the internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent accountant's services.

        The Audit Committee expects all of the work of the independent accountant for fiscal year 2004 to be approved in accordance with the above policies and procedures.

EXECUTIVE COMPENSATION

        The following table sets forth annual and long-term compensation for services in all capacities to the Company for the three most recent fiscal years of those persons who served as the Company's Chief Executive Officer during the last fiscal year, and the four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during the last fiscal year and who were serving as executive officers at the end of fiscal year 2003, as well as one individual for whom disclosures would have been made, but for the fact that his employment was terminated prior to the end of the fiscal year (collectively, the "Named Officers"):

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long Term Compensation(1)
Name and Principal Position	Year	Salary(2)	Bonus	Other Annual Compensation(3)	Securities Underlying Options/SARs
Andrew G. Galef(3) Chairman of the Board of Directors, President and Chief Executive Officer	2003 2002 2001	$0 0 0	$0 0 0	$0 0 0	160,000 231,654 100,000
David P. Reiland Senior Vice President and Chief Financial Officer	2003 2002 2001	$328,231 296,359 325,000	$0 0 254,000	0 0 55,223	86,400 86,141 25,000
Alexander Levran Senior Vice President, Technology	2003 2002 2001	$313,750 289,375 310,577	$0 0 230,800	$0 0 88,203	85,000 60,625 40,000
Antonio Canova Executive Vice President	2003 2002 2001	$257,111 266,250 283,333	$0 0 186,000	$0 0 0	101,000 83,489 40,000
Pete McCormick Executive Vice President	2003 2002 2001	$210,480 166,974 158,804	$60,442 72,701 33,400	$0 0 0	75,000 25,000 15,000

Notes:

(1)
The Long-Term Compensation columns for disclosure of Restricted Stock Awards and LTIP Payouts and the "All Other Compensation" column (i) have been deleted because there are no amounts to report in those categories for any fiscal year covered by this table.

(2)
The amounts reflect a voluntary salary reduction taken by each of the officers for the fourth quarter of fiscal 2003.

(3)
Except as noted in the above table, Mr. Galef receives no direct compensation from Magnetek. Mr. Galef's services as President and Chief Executive Officer are provided to the Company in accordance with the provisions of a management agreement between the Company and The Spectrum Group, Inc, as detailed in the "Report of the Compensation Committee on Executive Compensation" and "Transactions with Management".

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        Shown below is information regarding grants of stock options during the fiscal year ended June 30, 2003 to the Named Officers:

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants	Percentage of Total Options Granted to Employees in Fiscal Year
Name	Number of Securities Underlying Options Granted(1) (shares)			Exercise or Base Price ($/share)	Expiration Date
						5% ($)	10% ($)
Andrew G. Galef	160,000	10.52%		$6.72	07/25/12	$676,800	$1,713,600
David P. Reiland	65,000 21,400	4.27 1.40	% %	$6.72 5.15	07/25/12 12/23/12	$274,950 69,336	$696,150 175,694
Alexander Levran	65,000 20,000	4.27 1.32	% %	$6.72 5.15	07/25/12 12/23/12	$274,950 64,800	$696,150 164,200
Antonio Canova	75,000 26,400	4.93 1.74	% %	$6.72 5.15	07/25/12 12/23/12	$317,250 85,536	$803,250 216,744
Pete McCormick	40,000 35,000	2.63 2.30	% %	$6.72 5.15	07/25/12 12/23/12	$169,200 113,400	$428,400 287,350

Notes:

(1)
Options were granted under the Company's 1999 Stock Incentive Plan and will vest and become exercisable with respect to one third of the shares granted on each anniversary of the grant date, with full vesting occurring on the third anniversary date, although certain significant transactions involving the Company or its stock will make the options granted under this plan exercisable immediately. Should the Company's common stock cease to be publicly traded, option holders would be entitled to receive cash in lieu of exercising and selling the shares subject to their options.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

        Shown below is information regarding the value of each Named Officer's unexercised options at the end of fiscal 2003. The table does not contain columns showing the number of shares acquired on exercise and the value realized upon such exercise because none of the Named Officers exercised options during fiscal year 2003:

	Number Of Securities Underlying Unexercised Options At Fiscal Year-End		Value Of Unexercised In-The-Money Options At Fiscal Year-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Andrew G. Galef	1,207,487	106,667	$0	$0
David P. Reiland	446,494	64,733	$0	$0
Alexander Levran	427,292	63,334	$0	$0
Antonio Canova	401,033	93,067	$0	$0
Pete McCormick	80,650	61,666	$0	$0

Notes:

(1)
None of the Named Officers hold options with a strike price below the closing market price of the Company's common stock on June 27, 2003, which was $2.60 per share.

PENSION PLAN

        The Company maintains the Magnetek FlexCare Plus Retirement Pension Plan (the "Retirement Plan"), a defined benefit pension plan that covers its employees (excluding employees of certain divisions and certain union employees). The Retirement Plan was established upon the merger of certain defined benefit retirement plans previously maintained by the Company. Effective October 29, 2002, the Retirement Plan was frozen with respect to new participants and effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants.

        Although the Retirement Plan is a defined benefit plan, each non-union participating employee's accrued benefit is determined by the "cash balance" credited to the employee's retirement account. Such account is maintained for bookkeeping purposes only. Amounts are credited to each employee's retirement account annually ranging from 3.5% to 4.5% of an employee's compensation up to the "integration level" (which may vary annually, and for calendar 2003 is $41,500) and from 7% to 9% of compensation in excess of the "integration level" (as of January 1, 2002, compensation is limited to $200,000). As noted above, effective June 30, 2003, the Retirement Plan was frozen with respect to existing participants and, as a result, these compensation-based account credits have been discontinued. In the past, the actual percentage of compensation credited to a participant's account varied depending upon years of vesting service with the Company. Interest, based upon the rates payable on certain U.S. Treasury debt instruments, is and will continue to be credited to each participant's account each year. Distributions are paid to vested participants in the form of a 10-year certain life annuity (unless a joint and survivor annuity is required or an alternative form of payment, such as a lump sum, is elected) in a monthly amount equal to the actuarial equivalent of the employee's retirement account.

        Of the Company's Named Officers, the estimated annual benefits payable under the Retirement Plan to Messrs. Reiland, Levran and McCormick upon retirement at normal retirement age (payable in the form of a 10-year certain life annuity) are approximately $36,433, $14,916 and $13,643, respectively. Due to the freeze with respect to contributions as of June 30, 2003, credit was given for compensation paid through the freeze date and assumes that 2003 compensation remains at 2002 levels (prorated as of the freeze date). No further compensation credits will be given in future years, resulting in a significant reduction in projected benefits compared to past years. The projections assume continued crediting of interest at the current rate. Mr. Galef and Dr. Canova do not participate in the Retirement Plan.

        The amounts disclosed above are not expected to be subject to any reduction or offset for Social Security benefits or other significant amounts.

DIRECTOR COMPENSATION

        Mr. Galef, the only director who serves as an officer of Magnetek, received no compensation for his service on the Board during fiscal 2003. During fiscal 2003, the other directors, none of whom provide services to Magnetek other than as a director, received the following compensation. None of the directors received any other compensation from Magnetek.

Annual Retainer	$26,000 (100% paid in Magnetek common stock)
Annual Committee Chairmanship Fee	$ 4,000 (100% paid in Magnetek common stock)
Attendance fee for each Board meeting attended in person	$ 1,500 (paid in common stock or cash)
Attendance fee for each Committee meeting attended in person or by telephone (applicable only to the Chairman and members of the Committee)(2)	$ 1,000 (paid in common stock or cash)

(2)
At the April meeting of the Compensation Committee, the Committee amended the Directors' compensation plan to provide that no compensation will be paid for telephonic meetings of the Board or its Committees.

        Form of Payment of Board Fees.    Under the terms of the Magnetek Amended and Restated Director Compensation and Deferral Investment Plan, directors are required to receive shares of Magnetek's common stock in lieu of cash for their annual retainer. Also under the plan, directors can elect to either receive payment of meeting fees in cash or defer their receipt of meeting fees, in which event such fees are required to be paid in shares of the Company's common stock (in lieu of cash). In fiscal 2003, the annual retainer and annual committee chairmanship fees were paid in twelve separate issuances of common stock out of treasury into a Company-established trust at the beginning of each calendar month. For purposes of reporting compliance with Section 16 of the Securities and Exchange Act of 1934, these treasury stock issuances are treated as "phantom stock" grants. Magnetek's director compensation is unchanged for fiscal 2004, except that such stock grants will now be made on a quarterly (rather than monthly) basis.

        Other Compensation.    Under Magnetek's 1997 Non-Employee Director Stock Option Plan, as amended, each qualifying director (any director of Magnetek who on the date of the grant is neither an officer nor an employee of Magnetek or any of its subsidiaries) is automatically granted annually, on each June 30th, a non-qualified option to purchase 7,500 shares of Magnetek's common stock. The per share exercise price of the option is the fair market value of a share of Magnetek's common stock on the date of the grant. In fiscal year 2003, each director serving on the Board as of June 30, 2003, except Mr. Galef, received an option to purchase 7,500 shares under the plan. Fifty percent of the options granted vest on the first anniversary of the grant date and the remaining fifty percent vest on the second anniversary of the grant date.

EMPLOYMENT AND OTHER AGREEMENTS

        None of the executives have employment agreements with the Company. In October 1998, and from time to time thereafter upon the employment of senior officer level employees, the Company has entered into Change of Control Agreements that provide for the payment of certain benefits upon termination of employment in connection with a "change of control" of the Company (as defined in such agreements). The termination benefits include: (a) a single lump sum payment equal to: (1) any accrued vacation and unpaid base salary and bonus, plus (2) a prorated portion of the executive's bonus for the fiscal year in progress, plus (3) an amount equal to 1 1/2 times the executive's base compensation; (b) continuation of certain fringe benefits for a period of 18 months following termination of employment; and (c) outplacement services. In addition, upon the occurrence of a Change of Control, the executive fully vests in all outstanding stock options and restricted stock awards, if any.

        There are no other agreements between the Company and any of the executives listed in the compensation table, except the agreement with the Spectrum Group described in "Transactions with Management" below.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

        The Compensation Committee consists of outside, independent directors, none of whom are present or former officers or employees of Magnetek or any of its subsidiaries. During fiscal 2003, the Compensation Committee members were Frederick Lawrence, who served as Chairman until his resignation from the Board on June 11, 2003, and Thomas Boren and Robert Wycoff. Upon Mr. Lawrence's resignation, Mr. Wycoff acted as interim Chairman. There are no interlocks between Magnetek's executive officers and any other entities involving a Director of Magnetek and no relationships with the Compensation Committee members that require Magnetek to make disclosure in this section under applicable securities regulations.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that we make, except to the extent we specifically incorporate this Report.

        The Compensation Committee of the Board of Directors is responsible for developing the compensation strategy for the Chief Executive Officer, Officers and key employees of the Company. Annually, the Committee evaluates the performance of the Chief Executive Officer and other executive officers, and reviews and approves their total compensation and the compensation of certain key employees. As part of Magnetek's long-term compensation strategy, the Committee reviews and approves recommendations for awards of stock options for officers. The Compensation Committee also evaluates and makes recommendations to the Board of Directors with respect to the compensation program for the Chief Executive Officer, including annual and long-term incentive compensation awards.

        Compensation Policy.    In determining the compensation for a particular executive or senior officer, the Compensation is guided by the following objectives:

  •
  attracting and retaining highly qualified officers by maintaining competitive compensation packages;

  •
  motivating senior management and key employees to achieve and maintain superior performance levels;

  •
  establishing compensation packages that are equitable relative to the effort, skill and responsibilities of the officer when compared to other positions within Magnetek; and

  •
  making a significant portion of each officer's total compensation package at risk and dependent on Magnetek's performance and creation of long-term shareholder value.

        General.    The compensation program for executive officers and senior management for fiscal year 2003 consisted of annual base salary and a potential bonus as well as awards of stock options. The Committee believes that the compensation of executive officers should reflect the scope of their responsibilities, the success of Magnetek and the contributions of each executive to that success. In addition, the Committee believes that base salaries should be competitive with information derived from broad-based compensation surveys of other manufacturing and/or electronic equipment companies of similar size and performance. The Committee believes that short-term and long-term incentive compensation should reflect both the performance of the Company and the individual contribution of each executive. Salary and bonus payments are primarily designed to reward current and past performance. The primary goal of Magnetek and the Compensation Committee is to create long-term value for shareholders. The principal incentive tool used to achieve this goal is the periodic grant of stock options to key employees, which the Committee and management believe assists in accomplishing those objectives.

        The Committee's decisions concerning the total cash compensation (base salary plus bonus) of individual executive officers during fiscal year 2003 were based primarily upon consideration of Magnetek's performance in light of current economic circumstances, historical practices and the current competitive environment. The Named Officers each elected to voluntarily reduce their base salaries by amounts ranging from 10% to 20% during the fourth quarter of fiscal 2003.

        External competitiveness and equitable principles are central elements of the Committee's compensation policies. Compensation of Magnetek's executive officers, whether cash or equity based, is evaluated by comparison to the compensation of other executives within Magnetek who have comparable levels of responsibility. Stock options are awarded to provide incentives for superior long-term future performance as well as for retention of executive officers. Stock options are directly linked to the shareholders' interests, since the potential value of the awards to the executive officers is directly related to the future price of the Company's common stock. All stock option grants were made under the 1999 Incentive Stock Compensation Plan.

        Bonuses.    At the beginning of fiscal year 2003, the Committee adopted a formula, which varies from year to year, for that fiscal year. The formula used for fiscal year 2003 was based upon the performance of each business unit. Business units were rated based upon specified levels of operating profit and cash flow targets. The Committee believes these measures to be key drivers of stock performance over time. For the executives and managers of the various business units, cash bonuses were determined by multiplying a target incentive rate (a percentage of salary that increases with the level of responsibility) by the achievement level of the performance factors for the applicable business unit. For executives and officers at the corporate level, cash bonuses were determined by multiplying a target incentive rate by the achievement level of the goals for the consolidated Company. Target incentive percentages ranged from 25% to 75% of an executive's salary. The Industrial Controls and Power Electronics business groups achieved required levels for certain performance factors and bonuses were paid to executives and managers of those business groups for fiscal year 2003. No other executives or managers were paid bonuses.

        Stock Options.    The Committee awarded a total of 727,400 non-qualified stock options to officers during the 2003 fiscal year. All of the options granted to the officers during fiscal 2003 were granted under the 1999 Stock Incentive Plan. In awarding these non-qualified stock options, the Committee reviewed the officer's contribution to the Company's performance, the number of options previously granted to each officer, as well as the aggregate awards granted to all executive officers and employees, in light of stock option data from comparable companies in manufacturing and electronics industries. The size of the individual awards is designed to maintain competitiveness and promote long-term productivity from the executive officers.

        Chief Executive Officer.    Mr. Galef's services as Chairman of the Board of Directors, President and Chief Executive Officer are provided to Magnetek in accordance with the provisions of a management agreement with The Spectrum Group, Inc. ("Spectrum"), as amended. As Chairman, President, Chief Executive Officer and sole shareholder of Spectrum, Mr. Galef has provided strategic management services to a variety of companies for more than 20 years. The Board of Directors considers the management services provided by Spectrum important to achieving Magnetek's objectives.

        Under the terms of the agreement, Spectrum provides management services to the Company for an annual fee plus certain allocated and out-of-pocket expenses. In addition, Spectrum or its designee may receive an annual management bonus in an amount to be determined by, and within the discretion of, the

Compensation Committee. The annual fee paid in fiscal 2003 was $669,366, and takes into account a voluntary fee reduction of approximately thirty percent (30%) for the last quarter of the fiscal year. The expenses paid Spectrum totaled $125,384 for fiscal 2003. Spectrum was not paid a bonus in fiscal 2003.

        Tax Deductibility Considerations.    The Committee has reviewed Magnetek's compensation plans with regard to the deduction limitation under the Internal Revenue Code. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officer of the Company named in this Proxy Statement, unless compensation is performance-based. None of the Named Officers received compensation in excess of $1 million in 2003 and the Committee does not currently expect the compensation of any of the Named Officers to exceed the $1 million threshold in fiscal year 2004. While the Committee intends to pursue a strategy of maximizing the deductibility of compensation paid to executive officers in fiscal year 2004, it also intends to maintain the flexibility to take actions that it considers to be in Magnetek's best interest and to take into consideration factors other than tax deductibility.

        The foregoing report on executive compensation is provided by the following directors who comprise the Compensation Committee of the Board of Directors:

Robert E. Wycoff (Chairman)
Thomas G. Boren

PERFORMANCE GRAPH

        Shown below is information comparing the cumulative total return to shareholders of the Company's common stock, the Standard & Poor's SmallCap 600 Index ("S&P 600 Index") and a peer group comprised of five publicly-traded companies engaged in businesses that are comparable to that of the Company and that, in management's opinion, most closely represent the Company's peer group, from June 30, 1998 to June 30, 2003. The information assumes that the value of the investment in the Company's common stock, and each index, was $100 on June 30, 1998 and that all dividends were reinvested.

  Source: S&P Compustat

Company Name	Jun-98	Jun-99	Jun-00	Jun-01	Jun-02	Jun-03
MAGNETEK INC	100.00	67.06	50.79	79.37	62.86	16.13
PEER GROUP INDEX	100.00	145.10	403.97	159.01	73.55	74.52
S&P SMALLCAP 600 INDEX	100.00	97.69	111.74	124.15	124.49	120.03

TOTAL RETURN INDEX
450.00
400.00
350.00
300.00
250.00
200.00
150.00
100.00
50.00
0.00
Jun-98
Jun-99
Jun-00
Jun-01
Jun-02
Jun-03
MAGNETEK INC
S&P SMALLCAP 600 INDEX
PEER GROUP INDEX

**Peer Group:    Artesyn Technologies Inc, C&D Technologies Inc., Power One Inc., SL Industries Inc., Vicor Corp.

BENEFICIAL OWNERSHIP

        The following table sets forth certain information regarding the beneficial ownership of Magnetek's outstanding common stock as of September 5, 2003 by (i) each person or entity believed to own beneficially more than 5% of the outstanding shares of common stock, (ii) each director, (iii) each current executive officer named in the Summary Compensation Table included in this Proxy Statement, and (iv) all current officers and directors of the Company as a group. Except as otherwise indicated below, the address of each officer and director is that of Magnetek's corporate office, located at 10900 Wilshire Boulevard, Suite 850, Los Angeles, California 90024.

	Number of Shares(1)	Percent(1)
ICM Asset Management, Inc. (2) W. 601 Main Avenue, Suite 600 Spokane, Washington 99201	2,208,359	9.38%
Ironwood Capital Management LLC (3) 21 Custom House Street, Suite 240 Boston, Massachusetts 02109	2,095,635	8.90%
Andrew G. Galef (4)	1,868,378	7.93%
Dimensional Fund Advisors, Inc. (5) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	1,632,200	6.93%
Benson Associates, LLC(6) 111 SW Fifth Avenue, Suite 2130 Portland, Oregon 97204	1,585,446	6.73%
Thomas G. Boren (7)	48,250	*
Dewain K. Cross (8)	197,550	*
Paul J. Kofmehl (9)	120,250	*
Frederick D. Lawrence (10)	51,750	*
Mitchell I. Quain (11)	130,550	*
Robert E. Wycoff (12)	67,750	*
David P. Reiland (13)	528,085	2.24%
Alexander Levran (14)	430,042	1.82%
Antonio Canova (15)	401,033	1.70%
Pete McCormick (16)	80,650	*
Executive Officers and Directors as a group (13 persons) (17)	3,969,736	16.86%

*
Indicates less than one percent.

Notes:

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial shareholders in question.

(2)
As of June 30, 2003, according to public filings by or on behalf of ICM Asset Management, Inc. In its most recent available public filing, ICM Asset Management, Inc. states it has sole investment power with respect to all of these shares.

(3)
As of June 30, 2003, according to public filings by or on behalf of Ironwood Capital Management LLC. In its most recent available public filing, Ironwood Capital Management states that it has sole investment power with respect to all of these shares.

(4)
Includes 1,207,487 shares issuable upon exercise of options by Mr. Galef. Also includes 618,391 shares held in a trust and 5,000 shares held by Mr. Galef's spouse, each as to which Mr. Galef disclaims beneficial ownership.

(5)
As of June 30, 2003, according to public filings by or on behalf of Dimensional Fund Advisors, Inc. In its most recent available public filing, Dimensional Fund Advisors, Inc. states it has sole investment power with respect to all of these shares.

(6)
As of June 30, 2003, according to public filings by or on behalf of Benson Associates LLC. In its most recent available public filing, Benson Associates states that it has sole investment power with respect to all of these shares.

(7)
Includes 45,750 shares issuable upon exercise of options by Mr. Boren. Does not include 11,349 shares allocated to Mr. Boren's account as of a recent date under the Magnetek Amended and Restated Director Compensation and Deferral Investment Plan (the "DDIP") deemed to be invested in stock equivalents.

(8)
Includes 99,750 shares issuable upon exercise of options by Mr. Cross. Does not include 8,490 shares allocated to Mr. Cross' account as of a recent date under the DDIP deemed to be invested in stock equivalents.

(9)
Includes 115,750 shares issuable upon exercise of options by Mr. Kofmehl. Does not include 10,357 shares allocated to Mr. Kofmehl's account as of a recent date under the DDIP deemed to be invested in stock equivalents.

(10)
Includes 41,750 shares issuable upon exercise of options by Mr. Lawrence. Does not include 12,516 shares allocated to Mr. Lawrence's account as of a recent date under the DDIP deemed to be invested in stock equivalents.

(11)
Includes 22,750 shares issuable upon exercise of options by Mr. Quain. Also includes 83,600 shares held in trusts for the benefit of Mr. Quain's children, as to which Mr. Quain disclaims beneficial ownership. Does not include 12,392 shares allocated to Mr. Quain's account as of a recent date under the DDIP deemed to be invested in stock equivalents.

(12)
Includes 53,750 shares issuable upon exercise of options by Mr. Wycoff. Also includes 14,000 shares held in a living trust, as to which Mr. Wycoff disclaims beneficial ownership. Does not include 10,264 shares allocated to Mr. Wycoff's account as of a recent date under the DDIP deemed to be invested in stock equivalents.

(13)
Includes 446,494 shares issuable upon exercise of options by Mr. Reiland and 5,569 shares held in the 401(k) Plan as of September 5, 2003. Also includes 39,735 shares held in a living trust, as to which Mr. Reiland disclaims beneficial ownership.

(14)
Includes 427,292 shares issuable upon exercise of options by Dr. Levran.

(15)
Consists of 401,033 shares issuable upon exercise of options by Mr. Canova.

(16)
Includes 80,650 shares issuable upon exercise of options by Mr. McCormick.

(17)
Includes 2,977,622 shares issuable upon exercise of options by executive officers and directors as a group as of September 5, 2003, and 5,569 shares held in the 401(k) Plan as of September 5, 2003. Also includes, for certain executive officers and directors, shares held by spouses or children, as to which such executive officers and directors disclaim beneficial ownership, and shares held by trusts, as to which such executive officers and directors disclaim beneficial ownership.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        Magnetek has entered into an agreement with the Spectrum Group, Inc. whereby Spectrum has agreed to provide management services to Magnetek through December 31, 2005 for an annual fee plus certain allocated and out of pocket expenses. Andrew Galef, the Company's Chairman, President and Chief Executive Officer is also the Chairman, President, Chief Executive Officer and sole shareholder of Spectrum. The services provided include consultation and direct management assistance with respect to operations, strategic planning and other aspects of Magnetek's business. Fees and expenses paid to Spectrum for these services under the agreement amounted to $794,750 for fiscal year 2003.

        Magnetek leases space for its Menomonee Falls, Wisconsin business operations in two buildings owned by Richard Pratt's wife. Richard Pratt was an Executive Vice President in charge of the Company's TPG business division until January 2003, when his employment with Magnetek was terminated. Magnetek paid Mrs. Pratt $313,900 during fiscal 2003 to lease space in the buildings.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10% of any equity security of a publicly traded company to file reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to the issuer of the stock. Specific due dates for these filings to be made have been established by the SEC, and we are required to disclose in this Proxy Statement any failure to file by those dates. Based solely on a review of the copies of the forms that the Company has received, or on written representations that the Company has received from certain reporting persons that no such forms were required for such persons, the Company believes that for the 2003 fiscal year, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with, except as follows:

        Up until August 2002, year-end Forms 5 were filed on a timely basis with respect to periodic phantom stock grants made by Magnetek to its directors throughout the year as part of their board compensation. In connection with the Section 16(a) reporting changes introduced under the Sarbanes-Oxley Act of 2002, as of August 29, 2002, phantom stock grants became reportable on Form 4 within two business days following the date of grant. On 14 occasions between September 2002 and fiscal year end 2003, Thomas Boren, Paul Kofmehl, Frederick Lawrence, Mitchell Quain and Robert Wycoff were granted phantom stock in respect of Board retainer and deferred meeting fees, and on 11 occasions during the same period, Dewain Cross was granted phantom stock in respect of his Board retainer and one deferred meeting fee, which grants were inadvertently not reported on Forms 4 within the required two business days after the applicable dates of grant. On two additional occasions during that period, Frederick Lawrence and Mitchell Quain, as members of the Audit Committee, and Frederick Lawrence, Thomas Boren and Robert Wycoff, as members of the Compensation Committee, were granted phantom stock in respect of meeting fees for those Committees, which grants were inadvertently not timely reported on Form 4. As soon as these oversights were discovered in early August 2003, corrective Form 4 filings were made by each of these individuals for the grants in question.

        Additionally, under the reporting changes introduced under the Sarbanes-Oxley Act, effective August 29, 2002, stock option grants previously reportable on Form 5 became reportable on Form 4 within two business days following the date of grant. The following officers of the Company received stock option grants as part of their fiscal 2003 incentive compensation which were inadvertently not reported on Forms 4 within two business days after the applicable dates of grant. On December 23, 2002, David Reiland was granted 21,400 stock options, Antonio Canova was granted 26,400 options, Alex Levran was granted 20,000 options, Rick Pratt was granted 19,600 options and Pete McCormick was granted 35,000 options. On February 21, 2003, Tina McKnight was granted 12,500 options, and John Colling was granted 12,500 options. As soon as these oversights were discovered in August 2003, corrective Form 4 filings were made by each of these individuals for the grants in question.

CODE OF ETHICS

        The Company has adopted a Code of Ethics for all of its employees, that contains portions specifically applicable to senior executives and officers of the Company, including the Chief Executive Officer, the Chief Financial Officer, the Controller and employees performing financial functions for individual business units of the Company. A copy of the Code of Ethics will be provided, without charge, to any shareholder who sends a written request to the Corporate Secretary at 10900 Wilshire Boulevard, Los Angeles, California 90024.

        The above Notice of Annual Meeting and Proxy Statement are sent by order of the Magnetek Board of Directors.

Andrew G. Galef Chairman of the Board of Directors, President and Chief Executive Officer

Los Angeles, California
September 29, 2003

PROXY

MAGNETEK, INC.
Annual Meeting of Stockholders, October 29, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints ANDREW G. GALEF and DAVID P. REILAND, or either of them, attorneys and proxies to represent the undersigned, with power of substitution, to appear and to vote all shares of stock of MAGNETEK, INC. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Murdock Plaza Building, 10900 Wilshire Boulevard, Los Angeles, California, on October 29, 2003, at 10:00 a.m. and any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the shareholder named on the reverse side. If no direction is given, this proxy will be voted FOR proposal 1 and in the proxies'discretion on any other matters coming before the meeting.

(Continued and to be voted, dated and signed on the reverse side.)

                      MAGNETEK, INC.
                      P.O. BOX 11128
                      NEW YORK, N.Y. 10203-0128

DETACH PROXY CARD HERE

☐	Please return this proxy promptly in the enclosed envelope, which requires no postage if mailed in the U.S.	☒ Votes MUST be indicated (x) in Black or Blue ink.
1.
Election of Directors

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
		To change your address, please mark this box.		☐
Nominees:	Andrew G. Galef, Thomas G. Boren, Dewain K. Cross, Paul J. Kofmehl, Mitchell I. Quain and Robert E. Wycoff
(INSTRUCTIONS: To vote your shares for all Director nominees, mark the "For" box on Item 1. To withhold voting for all Director nominees, mark the "Withhold Authority" box on Item 1. If you wish to vote for some but not all director nominees, mark the "Exceptions" box on Item 1 and enter the name(s) of the Director nominee(s) for whom you wish to withhold voting in the space provided.)		To include any comments, please mark this box.		☐
*Exceptions		I plan to attend the meeting.	Yes	☐	No	☐
2.
The undersigned hereby confers upon the proxies the discretion to act upon such other business as may properly come before said meeting or adjournment thereof.

S C A N L I N E

Receipt of copies of the Annual Report to Stockholders, the Notice of the Annual Meeting of Stockholders and the Proxy Statement dated September 29, 2003 is hereby acknowledged.
(Please date and sign exactly as name appears on this proxy. Joint owners should each sign. If the stockholder is a corporation, please set forth full corporate name and a duly authorized officer should sign stating name and title. Executors and trustees should give full title as such.)
Date	Share Owner sign here	Co-Owner sign here

QuickLinks

THE BOARD OF DIRECTORS
BOARD MEETINGS
STANDING COMMITTEES OF THE BOARD
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN
DIRECTOR COMPENSATION
EMPLOYMENT AND OTHER AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
BENEFICIAL OWNERSHIP
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
MAGNETEK, INC. Annual Meeting of Stockholders, October 29, 2003 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS